EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-KSB /A, Second Amendment,  of CRC Crystal Research Corporation for the Year Ended December 31, 2007 I, Kiril Pandelisev, Chief Executive Officer and Chief Financial Officer of CRC Crystal Research Corporation hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Yearly Report on Form 10-KSB /A, Second Amendment, for the year ended December 31, 2007 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB /A, Second Amendment,  for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of CRC Crystal Research Corporation

Dated:   October 31 , 2008

CRC CRYSTAL RESEARCH CORPORATION

By: /s/ Dr. Kiril Pandelisev

Chief Executive Officer and
Chief Financial Officer